EXHIBIT 14.1
                        INTERVEST BANCSHARES CORPORATION
                                 CODE OF CONDUCT

Public confidence in Intervest Bancshares Corporation and its subsidiaries (collectively, the "Company") is important for our success. A company's reputation for "integrity" is a valuable asset and is influenced by the conduct of its officers, directors and employees. Each of us must avoid situations that might cause a conflict of interest between the Company, our customers, our shareholders and our employees.

The following represents the policy statement and Code of Conduct for all employees, officers and directors (collectively referred to herein as "employees") of Intervest Bancshares Corporation and each of its subsidiaries.

Persons who violate this Code of Conduct will be subject to disciplinary action, up to and including termination of employment. Violations of law also may result in civil and criminal penalties for those involved.

No waiver of any requirement of this Code of Conduct for any executive officer or member of the Board of Directors may be made except by action of disinterested members of the Board of Directors. Any such waiver must be reported to the Company's stockholders and regulators as required by law or stock exchange regulations.

If you believe that you or others may be involved in any activity or relationship that violates this Code of Conduct, or if you are otherwise required to report or disclose information under this Code of Conduct, you should follow the procedures described below under the heading "Reporting and Disclosure".

LAWS AND REGULATIONS

The Company is committed to strict compliance with all federal and state laws and regulations that are applicable to its business. It is emphasized that all employees must comply with all directives and regulations of the appropriate bank regulatory agencies and with the Company's compliance manuals and procedures, as well as all federal and state statutory requirements, including those imposed under the Bank Secrecy Act.

Any questions regarding federal and state laws and regulations should be directed to an officer of the Company.

RECORDS AND FINANCIAL REPORTING

All of the Company's books, financial statements, and records must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must comply with applicable legal and internal control requirements. All individuals who provide information to the Company for inclusion in reports and documents that the Company files with, or submits to, government agencies, including the Securities and Exchange Commission, and in other public communications made by the Company, shall provide information that is accurate, complete, objective, relevant, timely and understandable. No person may directly or indirectly take any action to fraudulently influence, coerce, manipulate or mislead the Company's independent public auditors for the purpose of rendering the financial statements of the Company false or misleading.

PERSONAL CONDUCT

Ethical behavior means both personal adherence to the highest ethical standards and refusal to "look the other way" when confronted with the unethical behavior of others. For this reason, among others, the following activities are considered unethical and violate Company policies and procedures:


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1.  Willfully  engaging  in  a  Company-related  transaction with known criminal individuals, or with customers who refuse to provide evidence of their identity;

2. Failing to report to management any known or suspected illegal transaction or action initiated by a customer or employee;

3. Withholding information from Company management which would expose an attempt to involve the Company in an unlawful transaction or indicate an attempt to deceive law enforcement agencies (e.g., money laundering).

CONFIDENTIALITY

An employee may use confidential information only in the course of the Company's business. Confidential information includes financial, personnel, and personal information on customers, prospective customers, suppliers, employees, or applicants.

Confidential information should be discussed only within the Company and only with those who need to be aware of such information. In no event may confidential information be shared or made available to individuals outside of the Company without management approval, or used for an employee's own personal gain. Termination of one's employment does not end the employee's responsibility to regard information as confidential.

Confidential financial or other proprietary information concerning the Company should not be disclosed to outsiders until it has been published in reports to security holders or otherwise made generally available to the public.

CONFLICTS OF INTEREST

A "conflict of interest" exists when an individual's personal interests interfere with the interests of the Company. A conflict situation can arise when an employee takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and efficiently.

Among other things, an employee may not use his or her position, influence, or Company assets for personal gain. Employees may not solicit or accept anything of value from anyone in return for any business service or confidential information of the Company. Furthermore, each employee must manage his or her personal and business affairs so as to avoid situations that might lead to conflict or even suspicion of a conflict between self-interest and duty to the Company, customers, and stockholders.

An employee is required to disclose any material interest in the business of a borrower, applicant, customer, vendor or supplier.

INSIDER TRADING

Federal law prohibits persons in possession of material non-public information from trading based on that information, or from "tipping" others who might make an investment decision based on that information. "Material" information is any information that a reasonable investor would likely consider important in a decision to buy, hold, or sell securities - in short, any information which could reasonably affect the price of the securities. All non-public information about the Company should be considered confidential information.

OUTSIDE AFFILIATIONS

The Company recognizes the value to itself, to the employee and to the communities we serve of having our employees accept outside affiliations where the circumstances are appropriate, no real or apparent conflict of interest is involved, and participation does not adversely affect the


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employee's  job  performance.  Employees must obtain the prior approval of their respective supervisors before accepting outside affiliations. Officers and directors must obtain the approval of the Board of Directors in any circumstance where an outside affiliation is with any entity that competes with the Company.

LETTERS AND SPEAKING ENGAGEMENTS

When an employee writes letters to newspapers and public officials concerning issues of general interest or accepts an invitation to speak before a civic group, he or she must obtain prior approval from management if his or her communication might be construed as representing the Company's position on any subject. Such approval may not be granted if the topics deal with the Company's internal affairs or organization.

POLITICAL ACTIVITIES

Employees are encouraged to keep well informed concerning political issues and candidates, and to take an active interest in all such matters. However, if any employee engages in any political activity, he or she must do so as an individual and not as a representative of the Company. Campaigning, fund raising, and other partisan political activities must be conducted on an employee's own time. An employee must obtain the prior approval of his or her supervisor before seeking public office or accepting an appointment to public office.

CHARITABLE AND POLITICAL CONTRIBUTIONS

Employee contributions to political or charitable organizations may not be solicited on Company premises or during working hours without management approval.

The Company will not reimburse employees for personal expenses incurred for the support of political activities or organizations.

These restrictions are not intended to discourage employees from making personal contributions to political candidates or parties. No pressure, either direct or indirect, will be used by the Company that infringes on an employee's right to decide to whom personal political contributions will be made.

PERSONAL FINANCES

Because the Company's reputation rests in part on our ability to manage our customers' funds intelligently, our employees are expected to manage their personal finances in an intelligent and prudent manner.

To avoid a potential conflict of interest - and to avoid imposing a wrongful burden on a customer, supplier, or staff member -employees should avoid situations which may be perceived as inappropriate.

Selling or leasing personal goods or services to a customer when the transaction is based on preferential terms is prohibited.

Decisions to invest either directly, or indirectly, in a customer or supplier should not be based on information obtained as a result of employment with the Company.

GIFTS AND GRATUITIES

The Bank Bribery Act makes it a federal crime for any employee of a financial institution to corruptly seek or accept anything of value in connection with the transaction of business with the intent to influence or to be influenced in the transaction of that business. The guidelines contained in this section are designed to help employees guard against any real or apparent violations of this law.


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Except  as set forth below, an employee and members of his or her family may not accept gifts, fees, services, or entertainment from customers, prospective customers, or suppliers. This includes special discounts, free services, or any concessions from attorneys, insurance agents, real estate agents, brokerage houses, and salespeople.

An employee may not accept a bequest under a customer's will or as a personal representative of a customer's estate, unless the customer is a family member.

An employee who is offered or receives something of value beyond that authorized is required to disclose this fact in accordance with the reporting and disclosure procedures described below.

Notwithstanding these general prohibitions, an employee may accept the following things of nominal value in connection with the Company's business.

1. Gifts, gratuities, amenities, or favors based on obvious family or personal relationships (such as those between parents, children, or spouses) when the circumstances make it clear that these relationships, rather than the business of the Company, are the motivating factors;

2. Meals, refreshments, or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions, provided that such expenses would otherwise have been paid for by the Company as reasonable business expenses;

3. Loans from other financial institutions on customary terms to finance proper and usual activities of employees, such as home mortgage loans, except when prohibited by law;

4. Advertising or promotional material of nominal value such as pens, pencils, note pads, key chains, calendars, and similar items;

5. Discounts or rebates on merchandise or services that do not exceed those available to other customers;

6. Gifts of reasonable value related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday gifts;

7. Civic, charitable, educational, or religious organizational awards (exclusive of honorariums) for recognition of service and accomplishments;

8. Other benefits or items of value, when approved, in writing, on a case-by-case basis.

Without limiting the above requirements, all employees must act in strict compliance with all legal requirements relating to political contributions and business procurement activities, including without limitation the Foreign Corrupt Practices Act. Bribery, kickbacks, and illegal payments or benefits of any kind are strictly prohibited.

REPORTING AND DISCLOSURE

Should an employee be unsure of, or become personally involved in, any situation that may violate the requirements or the spirit of this Code of Conduct or appears to violate his or her understanding of this Code of Conduct, he or she should report those situations as described below.

Employees are required to disclose all potential conflicts of interest, including inadvertent ones that arise because of business or personal relationships with customers, suppliers, business associates or competitors of the Company.

If an employee is aware of any situation among his or her fellow employees that appears to violate his or her understanding of the Code of Conduct, he or she should also report that situation as described below.


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Persons  becoming  aware  of  illegal  or  unethical behavior should discuss the situation:  (a)  in  the case of an employee, with his or her direct supervisor,
(b) in the case of an officer or director, with the Board of Directors, and (c) in the case of a contractor, representative, consultant or agent, with the Company employee responsible for their relationship with the Company. When this Code of Conduct requires disclosure and approval, the situation or transaction must be promptly reported in the same way. The applicable supervisor shall conduct a review, take appropriate action, and keep a record of the same. Where appropriate, the supervisor may choose to raise the matter with the Board of Directors. Company policy prohibits retaliation of any kind against any person who in good faith reports any violation of this Code of Conduct, and if the situation warrants anonymity, the reporting person's identity will be kept secret.

Persons wishing to submit a notification anonymously may do so by delivering the notification to the Audit Committee of Intervest Bancshares Corporation, 1 Rockefeller Plaza, Suite 400, New York, New York 10020.

OTHER POLICIES AND PROCEDURES

This Code of Conduct does not supersede any policies and procedures which the Company may have adopted with respect to any specific topic. Should you have any questions or concerns regarding this Code or any other policy or procedure of the Company, please discuss them with your supervisor or an officer of the Company.

CONCLUSION

Let caution, common sense, and this Code be your guides if you encounter a questionable situation. Remember that if you consider a situation questionable, it is likely that someone else will, too.

The Company attempts to create a unity of purpose among staff members through open and effective communication, a friendly and professional work environment, excellent benefits, challenging work and opportunities for advancement. An essential part of this unity of purpose must be our commitment to ethical conduct.



I,  ____________________________________ certify that I have read and understand the Code of Conduct policy of Intervest Bancshares Corporation and its subsidiaries and agree to abide by its provisions.


Signed:  _____________________________

Date:    _____________________________


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              ADDENDUM TO INTERVEST BANCSHARES CORPORATION CODE OF
                                    CONDUCT
          ADDITIONAL REQUIREMENTS FOR CEO AND SENIOR FINANCIAL OFFICERS

     The chief executive officer, principal accounting officer, and all other senior financial officers (the "Senior Officers") of Intervest Bancshares Corporation and its subsidiaries (collectively, the "Company") are bound by all of the provisions of the Company's Code of Conduct, including among others those related to honest and ethical conduct, compliance with applicable laws, rules, and regulations, and ethical handling of actual or apparent conflicts of interest relating to personal and professional relationships. In addition, such Senior Officers must comply with the following specific policies:

          - Senior Officers are responsible for the full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission, and in other public communications made by the Company. Senior Officers must cooperate fully with the disclosure process. As part of that process, Senior Officers who become aware of material information that affects the Company's disclosure obligations must ensure that the information is brought to the attention of the individuals involved in preparing such reports and documents on a timely basis.

          - If a Senior Officer has information concerning significant deficiencies in the design or operation of the Company's disclosure process that may materially adversely affect proper disclosure of material information, or in the Company's internal controls that may materially adversely affect accurate processing and reporting of financial data, such Senior Officer shall promptly bring such information to the attention of the Audit Committee.

          - Senior Officers shall promptly bring to the attention of the Chief Executive Officer and Audit Committee any information concerning violations of the Company's Code of Conduct by any persons who have significant roles in matters involving disclosure or internal financial controls, including among others violations involving illegal activity, fraud, misrepresentation, or conflicts or apparent conflicts of interest. In addition, they shall promptly bring to the attention of the Chief Executive Officer and Audit Committee information concerning any material violation of legal requirements, including without limitation any violation of securities laws.

The Board of Directors will hold Senior Officers accountable for their adherence to the Code of Conduct and this Addendum. The Company's Board of Directors or its designee will gather all relevant information and will determine appropriate actions to be taken in the event of violations. Such determinations may take into account the nature of the violation, whether there was a pattern of misconduct, whether the violation was intentional, and other relevant factors. Actions taken in response to violations shall be designed to promote accountability for adherence to the Code of Conduct. Disciplinary action may include termination of employment. Violations may also constitute violations of law and may result in civil and criminal penalties for the individual involved.


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